                                                                    EXHIBIT 4.13

                         SUBSIDIARY GUARANTY AGREEMENT
                        (FIBERNET EQUAL ACCESS, L.L.C.)

     This GUARANTY (as amended, supplemented, amended and restated or otherwise modified from time to time, this "Guaranty"), entered into as of April 11, 2000 by FIBERNET EQUAL ACCESS, L.L.C., a New York limited liability company (the "Guarantor"), in favor of DEUTSCHE BANK AG NEW YORK BRANCH, as administrative agent (together with any successor(s) thereto in such capacity, the "Administrative Agent") for each of the Secured Parties.

                                   RECITALS
                                   --------

     A. Pursuant to the Credit Agreement, dated as of April 11, 2000 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Credit Agreement"), among Fibernet Telecom Group, Inc., a Delaware corporation (the "Borrower"), the financial institutions from time to time parties thereto (collectively, the "Lenders"), Deutsche Bank Securities Inc., as co-syndications agent, Toronto Dominion (Texas), Inc., as co-syndications agent, and the Administrative Agent, the Lenders have extended Commitments to make Loans and issue Letters of Credit to, and for the benefit of, the Borrower;

     B. The Guarantor has duly authorized the execution, delivery and performance of this Guaranty;

     C. It is in the best interests of the Guarantor to execute this Guaranty as the Guarantor will derive substantial direct and indirect benefits from the Loans made to the Borrower, and the Letters of Credit issued for the benefit of the Borrower, from time to time pursuant to the Credit Agreement, including receiving proceeds thereof which will enable the Guarantor to acquire Telecommunication Assets comprising a portion of the System; and

     D. This Guaranty is secured by the Subsidiary Security Agreement (FiberNet Equal Access, L.L.C.), dated as of the date hereof, between the Guarantor and the Administrative Agent, as security for the Obligations.


                                   AGREEMENT
                                   ---------


     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                  ARTICLE I.
                                  DEFINITIONS

     Section 1.1  Defined Terms.
                  --------------

     The following terms when used in this Guaranty shall have the following meanings:

     "Administrative Agent" shall have the meaning assigned to such term in the preamble.
--------

     "Borrower" shall have the meaning assigned to such term in the first
                                                                    -----
recital.
-------

     "Credit Agreement" shall have the meaning assigned to such term in the first recital.
-------------

     "Guarantor" shall have the meaning assigned to such term in the preamble.
                                                                     --------

     "Guaranty" shall have the meaning assigned to such term in the preamble.
                                                                    --------

     "Lenders" shall have the meaning assigned to such term in the first
                                                                   -----
recital.

     Section 1.2  Credit Agreement Definitions; Principles of Interpretation.
                  -----------------------------------------------------------

     Unless otherwise defined herein or the context otherwise requires, terms used in this Guaranty, including its preamble and recitals, have the meanings provided in the Credit Agreement (including the principles of interpretation set forth in Section 1.3 of the Credit Agreement). All references herein to any
         -----------
rights or interests granted hereby to the Administrative Agent shall be deemed to be rights or interests granted to the Administrative Agent for the benefit of each of the Secured Parties, whether or not specifically so stated.

                                  ARTICLE II.
                              GUARANTY PROVISIONS

     Section 2.1  Guaranty.
                  ---------

     The Guarantor hereby, absolutely, unconditionally and irrevocably, guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations, provided, however, that the Guarantor shall be liable under this
             --------- -------
Guaranty only for the maximum amount of such liability that can be hereby incurred without rendering this Guaranty voidable under applicable law relating to fraudulent conveyance or fraudulent transfer (or similar concepts under foreign law), and not for any greater amount. This Guaranty constitutes a guaranty of payment when due and not merely of collection, and the Guarantor specifically agrees that it shall not be necessary or required that any Secured Party or any holder of any Note exercise any right, assert any claim or demand or enforce any remedy whatsoever against the Borrower or any other Loan Party (or any other Person) before or as a condition to the performance of the obligations of the Guarantor hereunder.

     Section 2.2  Acceleration of Guaranty.
                  -------------------------

     If an Event of Default of the nature set forth in Section 7.4 or 7.5 of the
                                                       -----------    ---
Credit Agreement with respect to the Borrower or any of its Subsidiaries shall occur and be continuing, all of the Obligations shall, as set forth in Article
                                                                       -------
VII of the Credit Agreement, be immediately due and payable, and, accordingly,
---
the Guarantor shall be required to pay to the Administrative Agent, for the benefit of the Secured Parties, forthwith an amount equal to all of the Obligations.

     Section 2.3  Guaranty Absolute, Etc.
                  -----------------------

     This Guaranty shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until all Obligations have been paid in full in cash, all obligations of the Guarantor hereunder have been paid in full in cash, all Interest Rate Agreements to which any Secured Party is a party have been terminated and all Commitments have been terminated. The Guarantor guarantees that the Obligations will be paid strictly in accordance with the terms of the Credit Agreement and each other Loan Document under which they arise. The liability of the Guarantor under this Guaranty shall be absolute, unconditional and irrevocable, irrespective of:

          (a) any lack of validity, legality or enforceability of the Credit Agreement, any Note, or any other Loan Document or any Interest Rate Agreement;

          (b)  the failure of any Secured Party or any holder of any Note

               (i) to assert any claim or demand or to enforce any right or remedy against the Borrower, any other Loan Party or any other Person (including any other guarantor) under the provisions of the Credit Agreement, any Note, any other Loan Document, any Interest Rate Agreement or otherwise, or

               (ii) to exercise any right or remedy against any other guarantor of, or collateral securing, any of the Obligations;

          (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other extension or renewal of any Obligation of the Borrower or any other Loan Party;

          (d) any reduction, limitation, impairment or termination of any of the Obligations for any reason other than the written agreement of the Secured Parties to terminate the Obligations in full, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to, and the Guarantor hereby waives any right to or claim of, any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations of the Borrower, any other Loan Party or otherwise;

          (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Credit Agreement, any Note, any other Loan Document or any Interest Rate Agreement;

          (f) any addition, exchange, release, surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty held by any Secured Party or any holder of any Note securing any of the Obligations; or

          (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Borrower, any other Loan Party, any surety or any guarantor.

     Section 2.4  Reinstatement, Etc.
                  -------------------

     The Guarantor agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations is rescinded or must otherwise be restored by any Secured Party or any holder of any Note upon the insolvency, bankruptcy or reorganization of the Borrower, any other Loan Party or otherwise, all as though such payment had not been made.

     Section 2.5  Waiver, Indemnification, Etc.
                  -----------------------------

     The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Guaranty and any requirement that the Administrative Agent, any other Secured Party or any holder of any Note protect, secure, perfect or insure any security interest or Lien, or any property subject thereto, or exhaust any right or take any action against the Borrower, any other Loan Party or any other Person (including any other guarantor) or entity or any collateral securing the Obligations, as the case may be. The Guarantor hereby agrees to indemnify and hold harmless the Administrative Agent and each other Secured Party for any and all costs and expenses (including reasonable attorney's fees and expenses) incurred in enforcing any right under this Guaranty.

     Section 2.6  Subordination.
                  --------------

     Except as otherwise specifically provided in, or permitted by, this Guaranty or the Credit Agreement, all existing and future indebtedness of, or other obligations owed by, the Borrower to the Guarantor is hereby subordinated to all obligations and liabilities hereby guaranteed. Without the prior written consent of the Administrative Agent, such subordinated indebtedness shall not be paid or withdrawn in whole or in part, nor shall the Guarantor accept any payment of or on account of any such indebtedness, after the occurrence and during the continuance of an Event of Default under the Credit Agreement. Any payment by the Borrower in violation of this Guaranty shall be received by the Guarantor in trust for the Administrative Agent, and the Guarantor shall cause the same to be paid to the Administrative Agent immediately upon demand by the Administrative Agent on account of the Borrower's obligations and liabilities hereby guaranteed. The Guarantor shall not assign all or any portion of such indebtedness while this Guaranty remains in effect except upon prior written notice to the Administrative Agent by which the assignee of any such indebtedness agrees that the assignment is made subject to the terms of this Guaranty, and that any attempted assignment of such indebtedness in violation of the provisions hereof shall be void.

     Section 2.7  Postponement of Subrogation.
                  ----------------------------

     The Guarantor agrees that it will not exercise any rights which it may acquire by way of rights of subrogation under this Guaranty, by any payment made hereunder or otherwise, until the prior payment in full in cash of all of the Obligations, the termination of all Interest Rate Agreements to which any Secured Party is a party and the termination of all Commitments. Any amount paid to the Guarantor on account of any such subrogation rights prior to the payment in full in cash of all of the Obligations shall be held in trust for the benefit of the Secured Parties and each holder of a Note and shall immediately be paid to the Administrative Agent for the benefit of the Secured Parties and each holder of a Note and credited and applied against the Obligations of the Borrower and each other Loan Party, whether matured or unmatured, such order as the Administrative Agent shall elect; provided, however, that if
                                      --------   -------

          (a) the Guarantor has made payment to the Secured Parties and each holder of a Note of all or any part of the Obligations, and

          (b) all Obligations have been paid in full in cash, all Interest Rate Agreements to which any Secured Party is a party have been terminated and all Commitments have been permanently terminated, then, at the Guarantor's request, the Administrative Agent, on behalf of the Secured Parties and the holders of the Notes, will execute and deliver to the Guarantor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Obligations resulting from such payment by the Guarantor. In furtherance of the foregoing, for so long as any Obligations or Commitments remain outstanding, the Guarantor shall refrain from taking any action or commencing any proceeding against the Borrower or any other Loan Party (or any of its or their successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this Guaranty to any Secured Party or any holder of a Note, except that the Guarantor may file a proof of claim in a bankruptcy proceeding with respect to the Borrower or any other Loan Party in connection with any obligations owed by such Loan Party to the Guarantor in the event that the Administrative Agent has failed to file a proof of claim on the Guarantor's behalf by the second business day before the due date for such filing.

     Section 2.8  Successors, Transferees and Assigns; Transfers of Notes, Etc.
                  -------------------------------------------------------------

     This Guaranty shall:

          (a) be binding upon the Guarantor, and the Guarantor's successors, transferees and assigns; and

          (b) be enforceable by the Administrative Agent and its successors and assigns, for the benefit of the Secured Parties.

Without limiting the generality of the foregoing clause (b), any Lender may
                                                 ----------
assign or otherwise transfer (in whole or in part) any Loan, Note or Commitment held by it to any other Person or entity as permitted by, and in accordance with the terms of, the Credit Agreement, and such other Person or entity shall thereupon become vested with all rights and benefits in respect thereof granted to such Lender under any Loan Document (including this Guaranty) or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and to the provisions of Sections 9.1 and 9.16 of the Credit Agreement.
                     ------------     ----

     Section 2.9  Payments Free and Clear of Taxes, Etc.
                  ----------------------------------------

          (a) All payments made by the Guarantor hereunder shall be made in accordance with Section 2.7 of the Credit Agreement as if such Section were
                     -----------
     incorporated herein substituting "Guarantor" in the place of "Borrower" in each place it appears in that Section.

          (b) Without prejudice to the survival of any other agreement of the Guarantor hereunder, the agreements and obligations of the Guarantor contained in this Section shall survive the payment in full in cash of the principal of and interest on the Loans and all other Obligations.

                                 ARTICLE III.
                         REPRESENTATIONS AND WARRANTIES

     The Guarantor hereby represents and warrants to each Secured Party that the representations and warranties contained in Article IV of the Credit Agreement,
                                            ----------
insofar as such representations and warranties are applicable to the Guarantor and its properties, are true and correct in all material respects, each such representation and warranty set forth in such Article (insofar as applicable as aforesaid) and all other terms of the Credit Agreement to which reference is made therein, together with all related definitions and ancillary provisions, being hereby incorporated into this Guaranty by reference as though specifically set forth in this Article.

                                  ARTICLE IV.
                                COVENANTS, ETC.

     The Guarantor covenants and agrees that, so long as any portion of the Obligations shall remain unpaid, any Interest Rate Agreements to which any Secured Party is a party shall remain in full force and effect or any Lender shall have any outstanding Commitment, the Guarantor shall, unless the Majority Lenders shall otherwise consent in writing,

          (a) perform, comply with and be bound by all of the agreements, covenants and obligations contained in Article V of the Credit Agreement
                                            ---------
     which are applicable to the Guarantor or its properties, each such agreement, covenant and obligation contained in such Article and all other terms of the Credit Agreement to which reference is made therein, together with all related definitions and ancillary provisions, being hereby incorporated into this Guaranty by reference as though specifically set forth in this Article, and

          (b) perform, comply with and be bound by all of the agreements, covenants and obligations contained in Article VI of the Credit Agreement
                                            ----------
     which are applicable to the Guarantor or its properties, each such agreement, covenant and obligation contained in such Article and all other terms of the Credit Agreement to which reference is made therein, together with all related definitions and ancillary provisions, being hereby incorporated into this Guaranty by reference as though specifically set forth in this Article.

                                  ARTICLE V.
                           MISCELLANEOUS PROVISIONS

     Section 5.1  Binding on Successors, Transferees and Assigns; Assignment.
                  -----------------------------------------------------------

     In addition to, and not in limitation of, Section 2.8, this Guaranty shall
                                               -----------
be binding upon the Guarantor and its successors, transferees and assigns and shall inure to the benefit of and be enforceable by the Administrative Agent and its successors, transferees and assigns for the benefit of the Secured Parties (to the full extent provided pursuant to Section 2.8); provided, however, that
                                         -----------   --------  -------
the Guarantor may not assign any of its obligations or rights hereunder without the prior written consent of the Majority Lenders.

     Section 5.2  Delay and Waiver.
                  -----------------

     No failure or delay by the Administrative Agent in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.

     Section 5.3  Setoff.
                  -------

     In addition to, and not in limitation of, any rights of any Secured Party or any holder of a Note under applicable law, each Secured Party and each such holder shall, upon the occurrence of any Event of Default, have the right to appropriate and apply amounts to the payment of the obligations of the Guarantor owing to it hereunder, whether or not then due; provided, however, that any such
                                                --------  -------
appropriation and application shall be subject to the provisions of Section 9.5
                                                                    -----------
of the Credit Agreement.

     Section 5.4  Pari Passu Obligation.
                  ----------------------

     The obligations of the Guarantor hereunder shall be at least pari passu with its obligations in connection with any other senior indebtedness or obligation incurred by the Guarantor.

     Section 5.5  Notices.
                  --------

     Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

The Guarantor:                          FiberNet Equal Access, L.L.C.
                                        570 Lexington Avenue
                                        3rd Floor
                                        New York, New York 10022
                                        Attn.: President
                                        Telecopy: (212) 421-8920

The Administrative Agent:               Deutsche Bank AG New York Branch
                                        31 West 52nd Street,
                                        New York, New York 10019
                                        Attention: Jon D. Storck
                                        Telecopy No.: (212) 469-3713

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given (a) to the Guarantor in accordance with the terms of this Guaranty shall be deemed to have been given when sent (answerback received) in the case of telecopy, when delivered, in the case of hand or overnight courier service, and 5 days after mailing, in the case of certified or registered mail, or (b) to any party hereto in accordance with the terms of this Guaranty other than for purposes of the immediately preceding clause (a), shall be deemed to have been given on the date of receipt.

     Section 5.6  Amendments and Waivers.
                  -----------------------

     No amendment, modification, termination or waiver of any provision of this Guaranty or consent to any departure by the Guarantor therefrom shall be effective unless the same shall be in writing and signed by the Administrative Agent and the Guarantor and shall comply with the provisions set forth in
Section 9.6 of the Credit Agreement.  Each amendment, modification, termination
-----------
or waiver shall be effective only in the specific instance and for the specific purpose for which it was given.

     Section 5.7  Headings.
                  ---------

     Section and subsection headings contained in this Guaranty are inserted for convenience of reference only, shall not be deemed to be a part of this Guaranty for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

     Section 5.8  Applicable Law; Entire Agreement.
                  ---------------------------------

     This Guaranty shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of New York, without regard to conflicts of laws principles (other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York). This Guaranty and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

     Section 5.9  Severability.
                  -------------

     The invalidity, illegality or unenforceability in any jurisdiction of any provision in or obligation under this Guaranty shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Guaranty or of such provision or obligation in any other jurisdiction.

     Section 5.10  Consent to Jurisdiction.
                   ------------------------

     The Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court in respect thereof, in any action or proceeding arising out of or relating to this Guaranty, or for recognition or enforcement of any judgment, and hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such federal court. The Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section 5.11 shall affect any right
                                         ------------
that the Administrative Agent may otherwise have to bring any action or proceeding relating to this Guaranty against the Guarantor or any of its properties in the courts of any jurisdiction. The Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty in any court referred to in this Section 5.11. The Guarantor irrevocably waives,
                              ------------
to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. The Guarantor irrevocably consents to service of process in the manner provided for notices in
Section 5.5.  Nothing in this Guaranty will affect the right of any party hereto
-----------
to serve process in any other manner permitted by law.

     Section 5.11  Waiver of Jury Trial.
                   ---------------------

     THE GUARANTOR HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY

LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

     Section 5.12  Construction.
                   -------------

     The Guarantor and the Administrative Agent each acknowledges that it has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Guaranty with its legal counsel and that this Guaranty shall be construed as if jointly drafted by the Guarantor and the Administrative Agent.

     Section 5.13  Counterparts; Effectiveness.
                   ----------------------------

     This Guaranty and any amendments, waivers, consents, or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument. This Guaranty shall become effective upon the execution of a counterpart hereof by each of the parties hereto. Delivery of an executed counterpart of a signature page to this Guaranty or to any amendments, waivers, consents or supplements hereof or thereof by telecopier shall be as effective as delivery of a manually executed counterpart thereof.


                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Guaranty to be duly executed and delivered by their officers thereunto duly authorized as of the date first above written.



                              FIBERNET EQUAL ACCESS, L.L.C.,
                              as the Guarantor

                              By: /s/ Michael S. Liss
                                 --------------------------------
                                 Name:  Michael S. Liss
                                 Title: President

                              DEUTSCHE BANK AG NEW YORK
                                 BRANCH, as Administrative Agent

                              By: /s/ Jon D. Storck
                                 --------------------------------
                                 Name:  Jon D. Storck
                                 Title: Vice President

                              By: /s/ Alexander Richarz
                                 --------------------------------
                                 Name:  Alexander Richarz
                                 Title: Assistant Vice President

                                      S-1